Exhibit 99.1

CONTACT:	Vince Arnone	Devin Sullivan
	President and CEO	Managing Director
	(630) 845-4500	The Equity Group Inc.
dsullivan@theequitygroup.com

FOR IMMEDIATE RELEASE

FUEL TECH REPORTS 2025 SECOND QUARTER FINANCIAL RESULTS

WARRENVILLE, Ill., August 5, 2025 – Fuel Tech, Inc. (NASDAQ: FTEK), a technology company using advanced engineering processes to provide emissions control systems and water treatment technologies in utility and industrial applications, today reported financial results for the second quarter ended June 30, 2025.

“Our second quarter results, along with ongoing developments across our two business segments and our Dissolved Gas Infusion business, strengthen our confidence in delivering improved overall performance in the second half of the year,” said Vincent J. Arnone, President and CEO. “We are actively pursuing new contract opportunities across our APC and FUEL CHEM® business segments. For the APC segment, in particular, we are addressing both traditional end markets and the significant prospects offered by the rising demand for data centers. We have multiple bids outstanding for our SCR technology to address the emissions control requirements of AI-related data centers to be built in the U.S. over the next several years. We remain closely engaged with these potential partners and are excited about the opportunities that lie ahead.”

He concluded, “We are supported in our efforts by a strong financial position. At June 30, 2025, our balance sheet included nearly $31 million in cash, cash equivalents and investments and no long-term debt.”

Business Segment Performance Overview

Performance within our FUEL CHEM® segment was steady compared to last year’s second quarter reflecting seasonal weather transition from spring to summer. Based on FUEL CHEM’s strong performance in the early part of the third quarter, the Company anticipates robust segment results for the full third quarter of 2025 and full-year segment revenue to reach its highest level since 2022. The Company is continuing to pursue the expansion of its client base and expects that a demonstration of its TIFI® Targeted In-Furnace Injection™ technology will commence in the fourth quarter of this year at a coal-fired unit in the Midwest.

Segment revenue within Air Pollution Control (“APC”) declined due primarily to timing of project execution on existing contracts. Before the end of the month of August, we are confident that we will be awarded between $2.5 and $3.0 million in additional contracts from new and existing U.S. and international customers. These new awards would increase our effective APC backlog.

In July, the Company commenced an extended demonstration of its Dissolved Gas Infusion (DGI®) technology at a fish hatchery in the Western U.S. The demonstration is expected to last until the second quarter of 2026 and is designed to evaluate the benefits of delivering consistent and precise levels of dissolved oxygen on the raising of gamefish in a controlled environment.

Second Quarter 2025 (“Q2 2025”) Consolidated Results Overview

All comparisons are to the second quarter ended June 30, 2024 unless otherwise stated.

Consolidated revenues for Q2 2025 declined to $5.6 million from $7.0 million, primarily driven by lower APC revenues associated with timing of project execution on existing contracts.

Consolidated gross margin for Q2 2025 expanded to 45.5% of revenues from 41.9% of revenues, reflecting an increase in both APC and FUEL CHEM segment gross margins.

SG&A expenses rose slightly to $3.3 million from $3.2 million. As a percentage of revenues, SG&A expenses rose to 60.2% in Q2 2025 from 46.1%, reflecting lower revenues in Q2 2025.

Interest income rose to $0.5 million from $0.3 million, related primarily to the inclusion of $0.3 million related to the one-time collection of the Employee Retention Credit (“ERC”) benefit under the CARES Act.

Net loss in Q2 2025 was $(689,000), or $(0.02) per share, compared to net loss of $(421,000), or $(0.02) per share.

Consolidated APC segment backlog at June 30, 2025 was $7.8 million compared to $10.3 million at March 31, 2025 and $6.2 million at December 31, 2024.

APC segment revenue decreased to $2.5 million from $3.9 million, primarily related to timing of project execution on existing contracts. Segment gross margin expanded to 43.9% from 39.1%, primarily due to product and project mix.

FUEL CHEM segment revenue was flat at $3.1 million. Segment gross margin expanded to 46.8% from 45.5%, reflecting an increased volume of sales activity combined with relatively flat segment administrative expenses.

Adjusted EBITDA loss was $(0.9) million in Q2 2025 compared to an Adjusted EBITDA loss of $(0.5) million.

Financial Condition

At June 30, 2025, cash and cash equivalents were $10.6 million, short-term investments were $12.4 million, and long-term investments totaled $7.9 million. Stockholders’ equity at June 30, 2025 was $40.6 million, or $1.32 per share, and the Company had no debt.

Conference Call

Management will host a conference call on Wednesday, August 6, 2025 at 10:00 am ET / 9:00 am CT to discuss the results and business activities. Interested parties may participate in the call by dialing:

●    (877) 423-9820 (Domestic) or

●    (201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question-and-answer session.

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been installed on over 1,300 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI® Dissolved Gas Infusion Systems which utilize a patented saturator and a patent-pending channel injector to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, contracts being awarded to competitors offering different or lower-priced technologies, projects being suspended, delayed or cancelled and other risks discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	June 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$10,589	$8,510
Short-term investments	12,420	10,184
Accounts receivable, less current expected credit loss of $108 and $106, respectively	6,293	9,368
Inventories, net	616	397
Prepaid expenses and other current assets	1,093	1,160
Total current assets	31,011	29,619
Property and equipment, net of accumulated depreciation of $19,155 and $18,958, respectively	4,853	5,084
Goodwill	2,116	2,116
Other intangible assets, net of accumulated amortization of $543 and $525, respectively	315	327
Right-of-use operating lease assets, net	578	585
Long-term investments	7,925	10,875
Other assets	205	191
Total assets	$47,003	$48,797
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,124	$2,915
Accrued liabilities:
Operating lease liabilities - current	84	77
Employee compensation	743	1,248
Other accrued liabilities	2,375	1,615
Total current liabilities	5,326	5,855
Operating lease liabilities - non-current	536	548
Deferred income taxes, net	176	176
Other liabilities	301	263
Total liabilities	6,339	6,842
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 32,281,179 and 31,767,329 shares issued, and 31,074,438 and 30,708,273 shares outstanding, respectively	322	317
Additional paid-in capital	165,503	165,295
Accumulated deficit	(120,900)	(119,472)
Accumulated other comprehensive loss	(1,769)	(1,915)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost	(2,568)	(2,346)
Total stockholders’ equity	40,664	41,955
Total liabilities and stockholders’ equity	$47,003	$48,797

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues	$5,558	$7,042	$11,940	$11,999
Costs and expenses:
Cost of sales	3,029	4,090	6,452	7,018
Selling, general and administrative	3,347	3,245	6,688	6,590
Research and development	490	422	1,060	798
	6,866	7,757	14,200	14,406
Operating loss	(1,308)	(715)	(2,260)	(2,407)
Interest income	537	334	816	645
Other income (expense), net	86	(34)	20	1,639
Loss before income taxes	(685)	(415)	(1,424)	(123)
Income tax expense	(4)	(6)	(4)	(17)
Net loss	$(689)	$(421)	$(1,428)	$(140)
Net loss per common share:
Basic net loss per common share	$(0.02)	$(0.01)	$(0.05)	$(0.00)
Diluted net loss per common share	$(0.02)	$(0.01)	$(0.05)	$(0.00)
Weighted-average number of common shares outstanding:
Basic	30,868,000	30,482,000	30,796,000	30,434,000
Diluted	30,868,000	30,482,000	30,796,000	30,434,000

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net loss	$(689)	$(421)	$(1,428)	$(140)
Other comprehensive income (loss):
Foreign currency translation adjustments	11	5	146	(138)
Comprehensive loss	$(678)	$(416)	$(1,282)	$(278)

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended
	June 30,
	2025	2024
Operating Activities
Net loss	$(1,428)	$(140)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	327	161
Amortization	18	31
Non-cash interest income on held-to-maturity securities	(90)	(72)
Stock-based compensation, net of forfeitures	212	228
Changes in operating assets and liabilities:
Accounts receivable	1,987	(334)
Employee retention credit receivable	1,232	(1,677)
Inventory	(218)	(24)
Prepaid expenses, other current assets and other non-current assets	77	367
Accounts payable	(833)	524
Accrued liabilities and other non-current liabilities	203	(1,728)
Net cash provided by (used in) operating activities	1,487	(2,664)
Investing Activities
Purchases of equipment and patents	(101)	(204)
Purchases of debt securities	(4,949)	(11,107)
Maturities of debt securities	5,750	7,000
Net cash provided by (used in) investing activities	700	(4,311)
Financing Activities
Taxes paid on behalf of award participants	(222)	(95)
Net cash used in financing activities	(222)	(95)
Effect of exchange rate fluctuations on cash	114	(104)
Net increase (decrease) in cash and cash equivalents	2,079	(7,174)
Cash and cash equivalents at beginning of period	8,510	17,578
Cash and cash equivalents at end of period	$10,589	$10,404

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

Segment Data- Reporting Segments

(in thousands)

Information about reporting segment net sales and gross margin from operations is provided below:

	Air Pollution	FUEL CHEM
Three months ended June 30, 2025	Control Segment	Segment	Other	Total
Revenues from external customers	$2,505	$3,053	$—	$5,558
Cost of sales	(1,406)	(1,623)	—	(3,029)
Gross margin	1,099	1,430	—	2,529
Selling, general and administrative	—	—	(3,347)	(3,347)
Research and development	—	—	(490)	(490)
Operating income (loss) from operations	$1,099	$1,430	$(3,837)	$(1,308)

	Air Pollution	FUEL CHEM
Three months ended June 30, 2024	Control Segment	Segment	Other	Total
Revenues from external customers	$3,949	$3,093	$—	$7,042
Cost of sales	(2,405)	(1,685)	—	(4,090)
Gross margin	1,544	1,408	—	2,952
Selling, general and administrative	—	—	(3,245)	(3,245)
Research and development	—	—	(422)	(422)
Operating income (loss) from operations	$1,544	$1,408	$(3,667)	$(715)

	Air Pollution	FUEL CHEM
Six months ended June 30, 2025	Control Segment	Segment	Other	Total
Revenues from external customers	$3,808	$8,132	$—	$11,940
Cost of sales	(2,284)	(4,168)	—	(6,452)
Gross margin	1,524	3,964	—	5,488
Selling, general and administrative	—	—	(6,688)	(6,688)
Research and development	—	—	(1,060)	(1,060)
Operating income (loss) from operations	$1,524	$3,964	$(7,748)	$(2,260)

	Air Pollution	FUEL CHEM
Six months ended June 30, 2024	Control Segment	Segment	Other	Total
Revenues from external customers	$6,267	$5,732	$—	$11,999
Cost of sales	(3,833)	(3,185)	—	(7,018)
Gross margin	2,434	2,547	—	4,981
Selling, general and administrative	—	—	(6,590)	(6,590)
Research and development	$—	—	(798)	(798)
Operating income (loss) from operations	$2,434	$2,547	$(7,388)	$(2,407)

FUEL TECH, INC.

Geographic Segment Financial Data

(in thousands)

Information concerning our operations by geographic area is provided below. Revenues are attributed to countries based on the location of the end-user. Assets are those directly associated with operations of the geographic area.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues:
United States	$4,442	$4,471	$9,801	$8,066
Foreign	1,116	2,571	2,139	3,933
	$5,558	$7,042	$11,940	$11,999

	June 30,	December 31,
	2025	2024
Assets:
United States	$44,130	$44,430
Foreign	2,873	4,367
	$47,003	$48,797

FUEL TECH, INC.

RECONCILIATION OF GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Net Loss	$(689)	$(421)	$(1,428)	$(140)
Interest income	(537)	(334)	(816)	(645)
Income tax expense	4	6	4	17
Depreciation expense	163	81	327	161
Amortization expense	9	15	18	31
EBITDA	(1,050)	(653)	(1,895)	(576)
Stock compensation expense	102	124	212	228
Gain on employee retention credit	-	-	-	(1,677)
Adjusted EBITDA	$(948)	$(529)	$(1,683)	$(2,025)

Adjusted EBITDA

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense and gain on employee retention credit. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.

Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.